4th Quarter 2018 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 4th Quarter 2018 January 22, 2019

Cautionary statements 4th Quarter 2018 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. 2

Executive Overview 4th Quarter 2018 Sandro DiNello, CEO

Strategic highlights

4th Quarter 2018

Unique relationship-based business model	• Solid profitability driven by stable deposit costs and disciplined cost control - Adjusted NIM[1] expanded 6bps to 2.99%, reflecting one month benefit of Wells Fargo deposits - Adjusted noninterest expense[1] of $175mm; up 2% vs. 3Q18 and down 2% vs. 4Q17 - Adjusted return on assets[1] 0.9%; adjusted return on equity[1] 10.8%
Grow community banking	• Closed on acquisition of 52 Midwest branches of Wells Fargo Bank; significantly increases core customer base, providing low-cost, stable liquidity for continued growth - 8.7% deposit attrition as of January 19, 2019 as compared to projected 17% post-closing attrition • Average CRE and C&I loans up $80mm vs. 3Q18; average consumer loans up $213mm vs. 3Q18
Strengthen mortgage revenues	• Mortgage business softer than expected due to seasonal factors and industry overcapacity - Net gain on loan sales of $34mm; down 21% vs. 3Q18 and down 57% vs. 4Q17 - Net return on MSRs of $10mm; down $3mm vs. 3Q18 and up $14mm vs. 4Q17
Highly profitable operations	• Adjusted full year 2018 net income[1] of $3.02 per diluted share; up 23% vs. adjusted full year 2017 net income[1] • Built scale and profitability in servicing business; nearly 827,000 loans serviced, up 87% vs. 4Q17
Positioned to thrive in any market	• Strong credit metrics and low delinquency levels supported by 1.4% allowance coverage ratio • Strong total risk based capital ratio of 13.6%; Capital Simplification NPR would improve total risk based capital ratio to 13.9%[1]

1) Non-GAAP number. Please see reconciliations on page 43 and 44.

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Flagstar Bancorp

Financial Overview 4th Quarter 2018 Jim Ciroli, CFO

Financial highlights

4th Quarter 2018

Solid earnings with cost discipline	• Adjusted net income[1] of $42mm, or $0.72 per diluted share, in 4Q18; up 20% vs. adjusted 4Q17 net income[1] - Stable adjusted net interest income[1] of $123mm, despite lower loans HFS and warehouse loans - Net gain on loan sales of $34mm; lowest quarter since fourth quarter 2008 - Adjusted noninterest expense[1] of $175mm (low end of guidance range), reflecting expense discipline
Strong growth in community banking	• NIM expansion largely offsets seasonally lower earning assets - Adjusted net interest margin[1] expanded 6bps to 2.99%; ex-Wells Fargo, overall cost of deposits rose modest 7bps - Average earning assets down $395mm, or 2%, led by seasonal decline in loans HFS and warehouse loans; consumer, CRE and C&I loans experienced modest growth
Lower mortgage revenue	• Mortgage revenue[2] down $12mm, or 21%, primarily due to lower net gain on loan sales - Net gain on loan sales fell $9mm, or 21%; FOAL down $3bn, or 36%, partially offset by higher GOS margin - Net return on MSRs decreased $3mm, reflecting smaller benefit from collection of contingencies
Pristine asset quality	• Asset quality strong as net charge-offs only 4bps • Nonperforming loan ratio fell to 0.24%; early stage consumer delinquencies low and no commercial loan delinquencies • Allowance for loan losses covered 1.4% of loans HFI, among the strongest in the industry
Robust capital position	• Capital remains strong post-Wells Fargo branch acquisition with capital ratios in upper half of target operating ranges - Total risk based capital ratio at 13.6% (13.9%[1] under Capital Simplification NPR) vs. target range of 13-14% - Tier 1 leverage ratio at 8.3% (8.9%[1] under Capital Simplification NPR) vs. target range of 8-9%

1) Non-GAAP number. Please see reconciliations on page 43 and 44.
2) Mortgage revenue is defined as net gain on loan sales HFS plus the net return on the MSRs.

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Flagstar Bancorp

Quarterly income comparison

4th Quarter 2018

$mm

		4Q18	3Q18	$ Variance	% Variance
Net interest income	A	$123 (1)	$124	(1)	(1%)
Provision (benefit) for loan losses ("PLL")		(5)	(2)	(3)	N/M
Net interest income after PLL		128	126	2	2%
Net gain on loan sales		34	43	(9)	(21%)
Loan fees and charges		20	23	(3)	(13%)
Loan administration income		8	5	3	60%
Net return on mortgage servicing rights		10	13	(3)	(23%)
Other noninterest income		26	23	3	13%
Total noninterest income	B	98	107	(9)	(8%)
Compensation and benefits		79 (2)	76	3	4%
Commissions and loan processing expense		32	35	(3)	(9%)
Other noninterest expenses		64 (2)	61 (2)	3	5%
Total noninterest expense	C	175 (2)	172 (2)	3	2%
Income before income taxes		51 (1)(2)	61 (2)	(10)	(16%)
Provision for income taxes		9 (1)(2)	12 (2)	(3)	(25%)
Net income		$42 (1)(2)	$49 (2)	($7)	(14%)
Diluted income per share		$0.72 (1)(2)	$0.85 (2)	(0.13)	(15%)
Profitability					
Net interest margin		2.99% (1)	2.93%	6 bps	
Total revenues		221 (1)	231	($10)	(4%)
Net gain on loan sales / total revenue		15%	18%	(3 bps)	
Mortgage rate lock commitments, fallout adjusted		$5,284	$8,290	($3,006)	(36%)
Mortgage closings		$6,340	$9,199	($2,859)	(31%)
Net gain on loan sale margin, HFS		0.60%	0.51%	9 bps	

1) Non-GAAP number. Number shown excludes hedging gains reclassified from AOCI to net interest income in conjunction with payment of long-term FHLB. Please see reconciliations on page 43 and 44.

2) Non-GAAP number. Number shown excludes expenses attributable to Wells Fargo branch acquisition. Please see reconciliations on page 43 and 44.

N/M – not meaningful

Observations

A Net interest income

- Adjusted net interest income (1) fell $1mm, or 1%
  - Average earning assets decreased 2%, led by anticipated seasonal decline in loans HFS and warehouse loans (down $249mm)
  - Adjusted net interest margin (1) rose 6 bps to 2.99%, reflecting one month benefit of lower Wells Fargo deposits; deposits reduced FHLB borrowings

B Noninterest income

- Noninterest income decreased $9mm, or 8%
  - Net gain on loan sales fell $9mm, or 21%, primarily due to lower FOAL, reflecting seasonal factors and lower mortgage volume; GOS margin rose 9 bps to 0.60%
  - Net return on MSRs decreased $3mm, reflecting smaller benefit from collection contingencies

C Noninterest expense

- Adjusted noninterest expense(2) increased $3mm, or 2% (low end of guidance range)
  - Excludes $14mm of expenses attributable to Wells Fargo branch acquisition
  - Higher costs reflect 1 month operating expenses for Wells Fargo branches, partially offset by lower mortgage expenses

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Flagstar Bancorp

Average balance sheet highlights 4th Quarter 2018 4Q18 ($mm) Observations Average Balance Sheet Interest-earning assets Incr (Decr)(1) $ $ % • AverageSolid gains loans in commercial HFI grew $44mm loan portfolio;; all loan warehouse categories loans excludingincreased warehouse$91mm, or 6experienced%, CRE loans modest increased growth; $88mm, Loans held-for-sale $3,991 ($402) (9%) warehouseor 4%, and C&Iloans loans declined increased seasonally $74mm, by $249mmor 6% (2) Consumer loans 4,063 213 6% • -ConsumerAverage consumerloans up $239mm, loans increased or 7%; focus$213mm, on adding or 6% Commercial loans(2) 4,853 (169) (3%) residential mortgage and indirect marine/RV loans with high- Average risk adjusted commercial returns loans rose $80mm, or 2%, Total loans held-for-investment 8,916 44 - % excluding drop in warehouse loans Other earning assets(3) 3,484 (37) (1%) Interest-bearing liabilities Interest-earning assets $16,391 ($395) (2%) Other assets 2,022 197 11% • AverageCustodial deposits deposits increased increased $606mm, $366mm ,or or 5%, 23%, driven on higher by benefitssubserviced of one accounts month of Wells Fargo deposits and higher Total assets $18,413 ($198) (1%) custodial deposits • Brokered deposits increased $273mm Deposits $11,942 $606 5% • Commercial- Average custodial demand deposits deposits rose increased $163mm $259mm,, or 8%, or driven 25% Short-term FHLB advances & other 2,954 (511) (15%) by 34% increase in serviced accounts Long-term FHLB advances 921 (359) (28%) - Provides additional risk based capital and funding at • Excluding impact of acquired deposits, average total cost favorable to marginal alternatives Other long-term debt 495 1 - % deposits rose $22mm, led by drop in savings deposits Other liabilities 553 31 6% with low deposit beta Total liabilities $16,865 ($232) (1%) Stockholders' equity 1,548 34 2% Equity(4) Total liabilities and stockholders' equity $18,413 ($198) (1%) • Tangible common equity to asset ratio of 7.45%7.74% (4) Tangible book value per common share $23.90 ($1.23) (5%) • FBC closing share price of $29.98$30.14 on JanuaryOctober 22,18, 20182019 is 125%120% of tangible book value per share 1) Measured vs. the prior quarter. 2) Consumer loans include first and second mortgages, HELOC and other loans; commercial loans include commercial real estate, commercial & industrial and warehouse loans. 3) Other earning assets include interest earning deposits, investment securities and loans with government guarantees. 4) Tangible book value per common share references a non-GAAP number. Please see reconciliations on page 43 and 44. 8

Asset quality 4th Quarter 2018 Delinquencies ($mm) Performing TDRs and NPLs ($mm) Performing TDRs NPLs $34 $34 $30 $28 $29 $78 $72 $70 $68 $66 29 29 27 25 22 43 49 43 43 44 12/31/2017 3/31/2018 6/30/2018 9/30/2018 12/31/2018 12/31/2017 3/31/2018 6/30/2018 9/30/2018 12/31/2018 Allowance coverage(1) (% of loans HFI) Nonperforming loan and asset ratios (2) (2) Total Consumer Commercial NPA/LHFI & OREOs NPL & TDRs/LHFI NPA/Total Assets 0.48% 0.42% 2.0% 2.0% 0.38% 0.35% 1.8% 0.32% 1.7% 1.7% 1.6% 0.38% 0.35% 1.5% 1.5% 1.4% 0.30% 0.28% 1.6% 1.4% 1.5% 0.22% 0.24% 1.4% 1.4% 1.4% 0.19% 0.19% 0.17% 0.16% 12/31/2017 3/31/2018 6/30/2018 9/30/2018 12/31/2018 12/31/2017 3/31/2018 6/30/2018 9/30/2018 12/31/2018 1) Excludes loans carried under the fair value option and loans with government guarantees. 2) Excludes loans held-for-sale 9

Robust capital

4th Quarter 2018

Flagstar Bancorp Capital Ratios


Balance sheet impact
Change in MSR balance
Proforma ratio under Capital Simplification proposal(1)
Net operating earnings contribution
Impact from Wells Fargo acquisition
Total Risk Based Capital
Target Operating Range: 13-14%
14.52%
14.20%
-107 bps
-11 bps
+49 bps
+12 bps
13.91%
13.63%
Well Capitalized 10.0%
9/30/2018
12/31/2018

Observations 4Q18

	Tier 1 Leverage	CET-1 to RWA	Tier 1 to RWA	Total RBC to RWA
4Q18 Actual	8.3%	10.6%	12.5%	13.6%
3Q18 Actual	8.4%	11.0%	13.1%	14.2%

- Capital remains strong post Wells Fargo branch acquisition, providing additional flexibility and durability
- Total risk based capital ratio ended quarter at 13.6% (13.9% under Capital Simplification proposal) (1)
  - 391 basis points stress buffer above "well-capitalized" level
  - Operating in upper half of target operating range of 13-14%
- Tier 1 leverage ratio ended quarter at 8.3% (8.9% under Capital Simplification proposal) (1)
  - 390 basis points stress buffer above "well-capitalized" level
  - Operating in upper half of target operating range of 8-9%
- Supporting value creation strategy, company has ample capital to grow and hold additional interest earning assets.

1) Non-GAAP number. Please see reconciliations on page 43 and 44.

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Flagstar Bancorp

Business Segment Overview 4th Quarter 2018 Lee Smith, COO

Community banking 4th Quarter 2018 Average commercial loans ($bn) Quarter-end commercial loan commitments ($bn) Commercial and Industrial Commercial Real Estate Warehouse Commercial and Industrial Commercial Real Estate Warehouse $9.5 $9.1 $9.3 $9.2 $4.8 $5.0 $4.8 $7.6 $4.0 $4.0 1.6 1.3 3.8 1.5 4.3 4.2 4.0 1.0 0.8 2.8 2.0 2.0 2.1 2.2 3.4 1.9 2.9 2.9 3.0 3.2 1.1 1.2 1.3 1.3 1.3 1.9 1.9 2.1 2.0 2.3 4Q17 1Q18 2Q18 3Q18 4Q18 12/31/2017 3/31/2018 6/30/2018 9/30/2018 12/31/2018 Average consumer loans ($bn) Average deposit funding(1) ($bn) Residential First Mortgages Other Consumer Loans Retail Government Custodial deposits Brokered deposits $4.1 $11.9 $3.9 $11.3 $3.5 $3.6 $3.3 $10.4 0.9 1.0 $9.4 0.7 $9.1 2.0 2.1 0.6 0.7 1.6 1.5 1.2 1.6 1.2 1.2 1.0 1.1 2.9 3.0 3.1 2.7 2.8 7.6 8.0 6.5 6.6 7.3 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 1) Includes custodial deposits which are included as part of mortgage servicing. 12

Mortgage originations 4th Quarter 2018 Closings by purpose ($bn) Fallout-adjusted locks ($bn) Purchase originations Refinance originations $9.0 $8.6 $9.7 $8.3 $9.0 $9.2 $7.7 $7.9 2.6 2.4 4.4 $6.3 $5.3 3.4 2.0 6.4 6.8 5.3 4.5 4.3 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 Purchase 54% 59% 72% 71% 58% Mix % Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Conventional Government Jumbo Gain on loan sale ($mm) Gain on sale margin (HFS) $9.7 $79 $9.0 $9.2 2.5 $7.9 $63 2.2 2.2 $60 1.9 $6.3 2.3 $43 2.7 2.6 1.2 0.91% 2.1 0.77% 0.71% $34 1.9 0.51% 4.9 4.1 4.4 3.9 3.2 0.60% 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 13

Mortgage servicing 4th Quarter 2018 Quarter-end loans serviced (000’s) $ UPB of MSRs sold ($bn) Serviced for Others Subserviced for Others Flagstar Loans HFI Bulk Sales Flow Transactions 827 $12.0 619 535 442 470 $6.4 705 $5.9 495 $4.3 $4.4 1.3 310 361 424 4.6 103 77 79 89 88 12/31/2017 3/31/2018 6/30/2018 9/30/2018 12/31/2018 4Q17 1Q18 2Q18 3Q18 4Q18 Average custodial deposits ($bn) MSR / regulatory capital (Bancorp) MSR to Tier 1 Common MSR to Tier 1 Capital $2.1 $2.0 $1.6 $1.6 $1.5 24% 24% 23% 19% 20% 21% 20% 19% 16% 17% 4Q17 1Q18 2Q18 3Q18 4Q18 12/31/17 3/31/2018 6/30/2018 9/30/2018 12/31/2018 14

Noninterest expense and efficiency ratio 4th Quarter 2018 Quarterly noninterest expense ($mm) and efficiency ratio Adjusted noninterest expense (1) Adjusted efficiency ratio (1) $178 $177 $175 $173 $172 80% 79% 77% 74% 74% 4Q17 1Q18 2Q18 3Q18 4Q18 1) References non-GAAP number for 4Q18 and 3Q18; excludes acquisition costs of $14 million and $1 million for 4Q18 and 3Q18, respectively, related to Wells Fargo branch acquisition. In addition, 4Q18 excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on page 43 and 44. 15

Closing Remarks / Q&A 4th Quarter 2018 Sandro DiNello, CEO

Earnings guidance(1) 4th Quarter 2018 1st Quarter 2019 Outlook • Net interest income up slightly - Average earning assets down moderately, led by seasonally lower loans HFS and warehouse loans Net interest income - Net interest margin expands 15 -20 bps, reflecting full quarter benefit of lower cost Wells Fargo branch deposits • Net gain on loan sales up 20-25% Noninterest income - Fallout-adjusted locks (FOAL) up 10-15%; GOS margin improves modestly • Net return on mortgage servicing rights flat, including transaction costs from closing 1Q19 MSR sales • Noninterest expense to increase to between $185-$190 million, due to full quarter of operating expenses for Noninterest expense Wells Fargo branches and seasonally higher payroll taxes and benefit costs Effective tax rate • Effective tax rate should be approximately 18%, consistent with 4Q18 1) See cautionary statements on slide 2. 17

Appendix 4th Quarter 2018 Company overview 19 Financial performance 24 Community banking 28 Mortgage originations 37 Mortgage servicing 39 Capital and liquidity 40 Non-GAAP reconciliation 43

COMPANY OVERVIEW Flagstar at a glance 4th Quarter 2018 Corporate Overview 40 35 Traded on the NYSE (FBC) 160 • Flagstar Opes Flagstar retail home retail home Headquartered in Troy, MI Bank • lending lending Branches (1) (2) • Market capitalization $1.7bn offices offices • Member of the Russell 2000 Index 99 Branches in Michigan Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $18.5bn of assets and $12.4bn of deposits • More than 247k household & 27k business relationships Mortgage origination • Leading national originator of residential mortgages ($32.5bn during twelve months ended 2018) • 75 retail home lending offices operating in 24 states with direct-to-consumer in all 50 states • More than 1,100 correspondent and nearly 900 broker relationships Mortgage servicing Operations center • 6th largest sub-servicer of mortgage loans nationwide • Servicing nearly 827k loans as of December 31, 2018 1) Includes seven home lending offices located in banking branches. • Efficiently priced deposits from escrow balances 2) Opes has one retail lending office in Honolulu, HI that is not pictured on this map. 19

COMPANY OVERVIEW Flagstar’s integrated business model 4th Quarter 2018 ● Illustrative case studies detailed below: Residential MBS Investor Home Builder Wholesale Originator Initial relationship Initial relationship Initial relationship • Bulk sale of MSRs with subservicing • Provided home builder line of credit • Established correspondent lending retained (2013 - 2014) (2016) relationship (2017) Expanded relationship - Secured real estate commitment of - Purchased over $305mm of $15mm (currently $53mm) mortgages since inception (2017) • Provided MSR lending facility (2016) Expanded relationship Expanded relationship - Commitments of $50mm collateralized by FNMA MSRs • Established 40 additional deposit • Warehouse line of credit (2017) accounts (2016-2018) - Subservice non-Flagstar mortgage - Commitments of $15mm accounts providing fee income - Average deposit balance of $7mm • Initiated subservicing agreement • Portfolio recapture services provided • Warehouse line of credit (2017) (2017) with direct-to-consumer refinancings of nearly $375mm since inception - Commitments of $10mm - Entire portfolio of newly originated (2016) mortgage loans are on-boarded with Flagstar • Additional bulk and flow sales of MSRs with subservicing retained (2017 and 2018) 20

COMPANY OVERVIEW

4th Quarter 2018

Flagstar has a strong executive team

Board of Directors
John Lewis
Chairman

Chief Audit Officer
Brian Dunn

Sandro DiNello
President & CEO

- CEO since 5/13
- Over 35 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

Chief Operating Officer
Lee Smith

- COO since 5/13
- Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper
- Extensive experience in financial management and operations
- Chartered Accountant in England and Wales

Chief Financial Officer
Jim Ciroli

- CFO since 8/14
- More than 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp

Mortgage Banking
Kristy Fercho

- Appointed President of Mortgage effective 9/17
- Has 15 years experience with Fannie Mae in various executive and leadership roles focused on building banking relationships and growth initiatives

Community Banking
Drew Ottaway

- Executive Vice President, Michigan Market President and Managing Director, Lending
- With Flagstar since 12/15 and has 30 years of banking and commercial lending experience in southeast Michigan with Comerica and NBD

Chief Risk Officer
Steve Figliuolo

- CRO since 6/14
- Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan

General Counsel
Patrick McGuirk

- General Counsel since 6/15
- Over 20 years of financial services legal experience with the FDIC and Sidley Austin LLP

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Flagstar Bancorp

Risk management COMPANY OVERVIEW Best-in-class risk management platform with 228 FTEs(1) 4th Quarter 2018 Board of Directors Risk Committee Enterprise Sandro DiNello Risk Committee President & CEO Karen Sabatowski Steve Figliuolo Chief Compliance Chief Risk Officer Officer Chief QC / Financial Regulatory MFIU Fraud Loan Operational Credit Appraisal Crimes Compliance Affairs Investigations Review Risk Officer Review (BSA/AML) FTEs 5 67 49 12 7 13 45 30 1) Does not include 29 FTEs in internal audit as of 12/31/2018. 22

COMPANY OVERVIEW Strong growth opportunities 4th Quarter 2018 Grow community banking Build mortgage subservicing business • Opportunistic team lift outs • Grow subservicing operations • Grow national lending platforms(1) - Retain subservicing on MSR sales - Expand warehouse lending (275bp spread) - Acquire new 3rd party subservicing relationships where Flagstar was not the originator - Grow home builder finance (400bp spread) - Cross-sell additional revenue capabilities Build - Build MSR lending (300bp spread; LTVs<60%) • Cultivate middle-market and business banking relationships • Add specialty lending disciplines and teams 1) Indicated spreads are targets and may not be reflective of actual spreads. 23

FINANCIAL PERFORMANCE Financial performance 4th Quarter 2018 ● Solid growth in banking and subservicing has created more stable earnings ● Heightened focus on efficiency and expense management Revenue Composition and Earnings Metrics Percentage Revenue (millions) FY17 FY18 Increase Community Banking $ 259 $ 342 32% Mortgage Servicing 77 101 31% Subtotal 336 443 32% Mortgage Origination 499 441 (12%) Other 25 23 (2) (8%) Total $ 860 $ 907 5% Diluted Earnings per Share $ 2.47 (1) $ 3.02 (2)(3) 22% Return on Average Assets 0.9% (1) 1.0% (2)(3) Return on Average Equity 10.0% (1) 11.8% (2)(3) 1) Non-GAAP number. Number shown excludes non-cash charge of $80 million resulting from Tax Cuts and Jobs Act. Please see reconciliations on page 43 and 44. 2) Non-GAAP number. Number shown excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on page 43 and 44. 3) Non-GAAP number. Number shown excludes acquisition costs of $15 million related to Wells Fargo branch acquisition. Please see reconciliations on page 43 and 44. 24

FINANCIAL PERFORMANCE Higher net interest income is stabilizing earnings 4th Quarter 2018 ● Achieving earning asset growth without diminishing net interest income growth - Growing and expanding net interest margin ● Transition to more stable net interest income Average earning assets and net interest income (1) Net interest income ($mm) Average earning assets ($bn) $16.8 $16.4 CAGR 19% $16.0 $15.4 $15.4 $124 $123 $14.7 $14.0 $115 CAGR 17% $107 $106 $12.8 $103 $12.3 $12.3 $97 $11.9 $11.6 $11.2 $87 $10.4 $10.7 $80 $83 $9.4 $76 $79 $77 $8.7 $73 $73 $65 $61 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1) References non-GAAP number for 4Q18; excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on page 43 and 44. 25

FINANCIAL PERFORMANCE First Call consensus price target implies upside potential 4th Quarter 2018 Target price to actual price differential (%) 60% As of 1/18/2019 7 out of 8 50% Target Price: $38.81 analysts (88%) at Actual Price: $29.98 Buy at 1/18/2019 40% 8 out of 9 analysts (89%) at Buy at 1/18/19 30% 20% 10% 0% Jan-18 Feb-18 Mar-18 Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Oct-18 Nov-18 Dec-18 Jan-19 Target Price to Actual Price Ratio Source: Analyst ratings and target price (consensus estimate) as reported by First Call as of 1/18/2019. 26

FINANCIAL PERFORMANCE Valuation metrics 4th Quarter 2018 Observation: FBC trades at a discount to its banking peers Market / tangible book Price / LTM earnings . FBC valuation vs. SNL U.S. Bank and Thrift Index . FBC valuation vs. SNL U.S. Bank and Thrift Index Market value gap: ~$0.9B MarketMarket value value gap: gap: ~$0.4B ~$0.6B 83% 65% 68% 75% 63% 68% 1/31/2017 2/28/2017 3/31/2017 4/30/2017 5/31/2017 6/30/2017 7/31/2017 8/31/2017 9/30/2017 1/31/2018 2/28/2018 3/31/2018 4/30/2018 5/31/2018 6/30/2018 7/31/2018 8/31/2018 9/30/2018 1/31/2017 1/31/2017 2/28/2017 2/28/2017 3/31/2017 4/30/2017 3/31/2017 5/31/2017 4/30/2017 6/30/2017 5/31/2017 7/31/2017 8/31/2017 6/30/2017 9/30/2017 7/31/2017 8/31/2017 9/30/2017 1/31/2018 2/28/2018 3/31/2018 4/30/2018 5/31/2018 1/31/2018 6/30/2018 7/31/2018 2/28/2018 8/31/2018 3/31/2018 9/30/2018 4/30/2018 5/31/2018 6/30/2018 12/31/2016 10/31/2017 11/30/2017 12/31/2017 10/31/2018 11/30/2018 12/31/2018 12/31/2016 12/31/2016 10/31/2017 11/30/2017 12/31/2017 10/31/2017 11/30/2017 12/31/2017 10/31/2018 11/30/2018 12/31/2018 Source: SNL Financial; as of 1/18/2019 27

COMMUNITY BANKING
4th Quarter 2018

Strong market position

- Leading deposit share in Michigan, Fort Wayne, IN[1], and San Bernardino County, CA (High Desert Region)
- Provides access to markets with attractive demographics and low-cost, stable liquidity for continued balance sheet growth

Michigan deposit share

Rank		Institution	Branches	Deposits as of 6/30/18 ($mm)		% YoY
Overall	MI-based			Total	Share	Change
1		Chase	229	$43,637	20%	0%
2		Comerica	196	30,158	14%	2%
3		Bank of America	106	19,225	9%	8%
4		PNC	185	17,234	8%	-1%
5		Fifth Third	208	16,451	8%	-3%
6		Huntington	316	15,767	7%	7%
7	1	Chemical	186	13,123	6%	13%
8	2	Flagstar[2][3]	113	10,297	5%	7%
9		Citizens	89	5,641	3%	2%
10		TCF	51	3,194	1%	6%
		Top 10	1,679	$174,726	81%	3%

Key Markets

Market	Flagstar Deposits $mm	Flagstar Deposits % of total	Deposit mkt share	Median HHI	Proj HHI growth[4]	Proj pop growth[4]
Oakland County, MI[3]	4,341	38.8%	8.0%	79,065	10.9%	2.6%
Grand Rapids, MI MSA	435	3.9%	2.0%	65,403	11.5%	4.7%
Ann Arbor, MI MSA	301	2.7%	3.4%	72,826	12.3%	4.3%
Fort Wayne, IN[1]	962	8.6%	8.7%	56,120	9.6%	2.5%
Key Midwest Markets[5]	6,039	53.9%	6.3%	74,114	10.8%	2.8%
San Bernardino County, CA[6]	618	5.5%	20.0%	62,550	11.9%	4.0%
National aggregate				61,045	8.8%	3.6%

Source: S&P Global Market Intelligence; Note: Deposit data as of June 30, 2018 and projections based on 2018 estimates; MI-based banks highlighted.

1) Fort Wayne, IN deposit data is based on Fort Wayne, IN Fed District. Fort Wayne, IN demographic data is based on counties within Fort Wayne, IN Fed District, deposit weighted based on Flagstar's portfolio.
2) Reflects the acquisition of 14 Wells Fargo branches located in Michigan.
3) Oakland County data excludes $1.7bn of custodial deposits held at company headquarters.
4) 2019–2024 CAGR.
5) Key Midwest Markets Median HHI, projected HHI growth and projected population growth are deposit weighted based on Flagstar's portfolio.
6) Deposit data is based on High Desert Region of San Bernardino County, CA.

28

Flagstar Bancorp

Deposits COMMUNITY BANKING Portfolio and strategy overview 4th Quarter 2018 Total average deposits ($bn) Retail deposits (2) Other deposits $11.9 $11.3 $10.4 $9.4 $9.1 3.9 3.7 • Flagstar gathers deposits from consumers, 3.1 2.8 businesses and select governmental entities 2.6 – Traditionally, CDs and savings accounts 7.6 8.0 represented the bulk of our branch-based retail 6.5 6.6 7.3 depository relationships – Today, we are focused on growing DDA 4Q17 1Q18 2Q18 3Q18 4Q18 balances with consumer, business banking and 4Q18 total average deposits commercial relationships Savings – We additionally maintain depository 26% DDA relationships in connection with our mortgage 18% origination and servicing businesses, and with MMDA Michigan governmental entities 4% (1) – Cost of total deposits equal to 0.95% Government 10% CD 19% Custodial Brokered 18% 5% Total: $11.9bn 0.95% cost of total deposits(1) 1) Total deposits include noninterest bearing deposits. 2) Includes deposits from commercial and business banking customers. 29

COMMUNITY BANKING Deposit growth opportunities 4th Quarter 2018 Core Deposits(1) Other Deposits Retail Government • Average balance of $6.2bn during 4Q18 of which 59% are • Average balance of $1.2bn during 4Q18 demand & savings accounts • Michigan deposits are not required to be collateralized • Average core deposits(1) of $50mm per branch • Strong, long-term relationships across the state • Flagstar’s branding is helping grow core deposits • Branch acquisitions significantly enhance core deposit base Commercial(2) Custodial • Average balance of $1.8bn during 4Q18 • Average balance of $2.1bn during 4Q18 on nearly 827k loans serviced and subserviced • Increasing balances with growing lines of business, including home builder finance • Deposit balances increase along with the number of loans serviced and subserviced • Offer complete line of treasury management services • Provides risk-based capital by reducing risk-weighting on qualified loans to same borrowers 1) Core deposits = total deposits excluding government, custodial, and brokered deposits. 2) Includes deposits from commercial and business banking customers. 30

COMMUNITY BANKING Wells Fargo Branch Acquisition 4th Quarter 2018 Acquired deposits ($mm) Savings / Savings / MMDA Interest- MMDA Interest- 48% bearing 48% bearing demand demand 24% 24% Noninterest- Noninterest- bearing bearing 22% 21% Certificates Certificates of deposit of deposit 6% 7% Balance at Closing Current Balance Change 12/1/2018 1/19/2019 $ bps $ bps $ % Noninterest-bearing $394 0.00% $347 0.00% ($47) -11.9% Interest-bearing demand $418 0.02% $385 0.02% ($33) -7.9% Savings / MMDA $840 0.06% $769 0.05% ($71) -8.5% Certificates of deposit $110 0.59% $107 0.61% ($3) -2.7% Total deposits $1,762 0.07% $1,608 0.07% ($154) -8.7% Transaction-related expenses • Total acquisition related expenses of $15 million during 2018 • Branch costs of approximately $500k per year, net of fee income • Back office and support costs of approximately $18 million per year 31

Lending COMMUNITY BANKING Portfolio and strategy overview 4th Quarter 2018 Total average loans ($bn) Loans HFS Loans HFI Loans with government guarantees $13.6 $12.8 $13.3 • Flagstar’s largest category of earning assets consists $12.1 $12.0 of loans held-for-investment which averaged $8.9bn during 4Q18 8.9 7.3 7.5 8.3 8.9 – Loans to consumers consist of residential first and second mortgage loans, HELOC and other – C&I / CRE lending is an important growth strategy, 4.5 4.2 4.2 4.4 4.0 offering risk diversification and asset sensitivity 4Q17 1Q18 2Q18 3Q18 4Q18 – Warehouse lending to both originators that sell to Flagstar and those who sell to other investors 4Q18 average loans • Flagstar maintains a balance of mortgage loans held- 1st Mortgage for-sale which averaged $4.0bn during 4Q18 1st Mortgage HFI HFS 23% – Essentially all of our mortgage loans originated are 30% sold into the secondary market 2nds, HELOC – Flagstar has the option to direct a portion of the & other Loans with 7% mortgage loans it originates to its own balance sheet government guarantees Warehouse 3% 10% CRE and C&I 27% 32

COMMUNITY BANKING Community banking growth model 4th Quarter 2018 Relationship-based growth platform New banker additions (past 2 years) # of Avg Years • Primary focus is to build relationships Line of Service Additions Experience(1) - Recruit experienced bankers from larger regional banks Business Banking 10 23 - Retain seasoned bankers within our organization Commercial Lending 7 25 • Leverage deep industry experience and client CRE Lending 5 18 relationships Equip Financing Group 3 25 - Focus on moving relationships and credit facilities to Flagstar Homebuilder Finance 2 16 • Low incremental efficiency ratio Indirect Lending 6 26 - Marginal cost of 15-30% that varies with type of Warehouse Lending 5 26 loans underwritten • Estimated pre-tax contribution of $5bn loan growth Wealth Management 3 14 could contribute ~ $1.00 earnings per share Grand Total 41 22 1) We focus on recruitment of bankers with larger, regional bank lending experience. 33

Commercial lending

COMMUNITY BANKING

Diversified relationship-based approach

4th Quarter 2018

Overview

Warehouse	• Warehouse lines with approximately 325 active relationships nationwide, of which approximately 79% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold
Commercial Real Estate	• Diversified property types which are primarily income-producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities
Commercial & Industrial	• Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily Michigan based relationships or relationships with national finance companies

Warehouse - $1.5bn (12/31/18)

% Advances sold to Flagstar


~140 borrowers sell <25%
~75 borrowers sell 25% - 75%
~110 borrowers sell >75%

Average 21% advances sold to Flagstar

Commercial Real Estate - $2.1bn (12/31/18)

Property type


Office 10%
Retail 14%
Multi-family 16%
Home builder finance 29%
Owner occupied 16%
Hospitality 7%
Other 8%

Commercial & Industrial - $1.4bn (12/31/18)

Industry


Manufacturing 19%
Services 20%
Financial, insurance & real estate 39%
Healthcare 7%
Distribution 7%
Government & education 6%
Other 2%

34

Flagstar Bancorp

COMMUNITY BANKING Warehouse lending 4th Quarter 2018 ● National relationship-based lending platform ● Attractive asset class with good spreads and low credit risk ● Strong growth potential and scalable platform ● Flagstar is well positioned to gain market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations ● Acquired Santander mortgage warehouse business on 3/12/2018 Warehouse lenders ranked by commitments ($mm) FBC warehouse loan commitments ($bn) YOY 3Q18 Outstandings Unfunded Commitments Rank Institution Growth Total Share $4.3 $4.2 1 JPMorgan Chase 18% $13,000 20% $4.0 $3.8 2 Wells Fargo -7% 5,600 9% 3 Texas Capital -3% 5,477 8% 4 Flagstar Bancorp 46% 4,017 6% $2.8 2.4 2.9 2.4 2.3 5 BB&T -6% 3,665 6% 6 Comerica -10% 3,529 5% 1.7 7 TIAA FSB (Everbank) -11% 3,400 5% 8 Customers Bank -6% 3,250 5% 1.8 1.4 1.6 1.5 9 First Tennessee 0% 3,161 5% 1.1 10 U.S. Bancorp -1% 2,620 4% Top 10 3% $47,719 74% 12/31/2017 3/31/2018 6/30/2018 9/30/2018 12/31/2018 Source: Inside Mortgage Finance as of November 30, 2018. 35

COMMUNITY BANKING Home builder finance 4th Quarter 2018 Overview Tightening housing supply(1) ● National relationship-based lending platform launched in 1Q16 Existing home sales (mm) Months supply of existing homes for sale (left axis) (right axis) - Attractive asset class with good spreads (~425 bps) 8 12 - Meaningful cross-sell opportunities including warehouse loans, 7 commercial deposits and purchase originations 10 6 ● Flagstar is well positioned to gain market share given builder and 8 5 mortgage relationships 4 6 - Focused on markets with strong housing fundamentals and 3 higher growth potential 4 - We have direct relationships with 6 of the top 10 and do 2 2 business with 52 of the top 100 builders nationwide 1 - We are well positioned to take advantage of supply/demand 0 0 imbalance in housing market 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 1) Source: Bloomberg (through 11/30/18) Home builder finance footprint Home builder loan commitments(2) ($mm) Unpaid principal balance Unused $1,364 $1,422 $1,284 $1,271 $1,271 $624 $704 $679 $657 $604 $740 $605 $614 $667 $718 12/31/2017 3/31/2018 6/30/2018 9/30/2018 12/31/2018 2) Commitments are for loans classified as commercial real estate and commercial & industrial. 36

MORTGAGE ORIGINATIONS National distribution through multiple channels 4th Quarter 2018 Residential mortgage originations by channel ($bn) Correspondent Broker Retail $7.3 $7.0 $6.6 $5.8 $4.7 $1.3 $1.2 $1.1 $1.1 $1.0 $1.2 $1.0 $1.2 $0.7 $0.9 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 (1) • 4.8% market share with #5 national ranking(1) • 2.2% market share with #8 national ranking • Retail distribution share of 14% in 4Q18 • More than 1,100 correspondent partners • Nearly 900 brokerage relationships • 75 retail locations in 24 states • Top 10 relationships account for 11% of overall correspondent volume • Top 10 relationships account for 10% of overall • Direct-to-consumer is 12% of retail volume • Warehouse lines with more than 300 brokerage volume correspondent relationships 1) Data source: As reported by Inside Mortgage Finance for 3Q18 published November 23, 2018. 37

Flagstar has restructured its operations to be profitable MORTGAGE ORIGINATIONS even at historical lows for the mortgage origination market 4th Quarter 2018 U.S. residential mortgage origination market (historical and projected volumes) 5.8 $ in in $ trillions 4.5 4.2 4.0 3.7 3.6 3.1 3.0 2.5 2.4 2.3 2.2 2.1 2.0 2.0 2.0 1.9 1.9 1.8 1.8 1.7 1.6 1.6 1.6 1.6 1.5 1.5 1.4 1.3 1.3 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018F 2019F 2020F Nominal ($) 0.6 0.9 1.0 0.8 0.6 0.8 0.8 1.7 1.4 1.1 2.2 2.9 3.8 2.8 3.0 2.7 2.4 1.5 2.0 1.7 1.4 2.0 1.8 1.3 1.7 2.1 1.8 1.6 1.6 1.6 Real(1) ($) 1.0 1.6 1.8 1.3 1.1 1.2 1.3 2.5 2.1 1.7 3.2 4.0 5.2 3.7 3.9 3.4 2.9 1.8 2.3 2.0 1.6 2.2 2.0 1.4 1.8 2.1 1.8 1.6 1.6 1.6 Adjusted(2) ($) 1.3 2.0 2.2 1.6 1.3 1.5 1.5 3.0 2.4 1.9 3.6 4.5 5.8 4.0 4.2 3.7 3.1 1.9 2.5 2.0 1.7 2.3 2.0 1.4 1.8 2.1 1.8 1.6 1.6 1.6 Source: Mortgage Bankers Association for actual periods and a blended average of forecast by Fannie Mae, Freddie Mac and Mortgage Bankers Association. 1. Adjusted for historical inflation as reported by Bureau of Labor Statistics (2018 = 100). 2. Adjusted for population growth as reported by the U.S. Census Bureau (2016 = 100). 38

MORTGAGE SERVICING MSR portfolio 4th Quarter 2018 MSR portfolio statistics MSR portfolio characteristics (% UPB) 2013 & Byby Vintage Measure ($mm) 9/30/2018 12/31/2018 Difference prior; 5% Unpaid principal balance $21,835 $21,592 ($243) Fair value of MSR $313 $290 ($23) 2014; Capitalized rate (% of UPB) 1.43% 1.35% (12 bps) 4% Multiple 4.152 3.709 (0.443) 2017 Note rate 4.355% 4.379% 2.4 bps 2015; 30% 2016 Service fee 0.345% 0.360% 1.5 bps 12% 2% Average Measure ($000) 2015 UPB per loan $247 $244 ($3) 2018 2016 & FICO 693 686 (7) 63% later; 79% & prior Loan to value 86.52% 88.18% 166 bps 5% Net (loss) return on mortgage servicing rights ($mm) By Investor $ Return 4Q17 1Q18 2Q18 3Q18 4Q18 Net hedged profit (loss) ($1) ($1) ($1) ($1) $0 Carry on asset 11 8 11 12 11 Run-off (7) (5) (3) (4) (4) GNMA Gross return on the $3 $2 $7 $7 $7 74% mortgage servicing rights Private 4% Sale transaction & P/L (3) 1 0 3 1 Freddie Model changes (4) 1 2 3 2 10% Net return on the Fannie ($4) $4 $9 $13 $10 mortgage servicing rights 12% Average mortgage $269 $269 $224 $270 $336 servicing rights 39

CAPITAL AND LIQUIDITY
4th Quarter 2018

Balance sheet composition

4Q18 balance sheet (%)

~65% of assets are in lower risk-content assets: cash, marketable securities, warehouse loans, loans held-for-sale and freshly-originated, high-FICO conforming mortgages underwritten by Flagstar

Attractive relationship lending with very low delinquencies

Primarily low risk, stable assets (FHLB stock, BOLI, premises & equipment, deferred tax asset, etc.)


1% Cash
16% Agency MBS
19% Mortgage loans held-for-investment
22% Loans held-for-sale
7% Warehouse loans
24% Commercial loans and other LHFI (1)
2% MSR
9% Other assets
Average Assets
53% Deposits excluding custodial deposits
12% Custodial deposits
21% FHLB borrowings
3% Other long-term debt
3% Other liabilities
8% Common equity
Average Liabilities & Equity
58% Deposits excluding custodial deposits
9% Custodial deposits
18% FHLB borrowings
3% Other long-term debt
4% Other liabilities
8% Common equity
Liabilities and Equity as of 12/31/2018

Efficiently funds loans HFS and warehouse loans

1) Other LHFI includes home equity and other consumer loans.

40

Flagstar Bancorp

CAPITAL AND LIQUIDITY Liquidity and funding 4th Quarter 2018 HFI loan-to-deposit ratio(1) Commentary 76% ■ Flagstar has invested significantly in building its 72% Community Bank, which provides attractive core deposit funding for its balance sheet ■ These retail deposits are supplemented by custodial deposits from the servicing business 9/30/2018 12/31/2018 ■ Much of the remainder of Flagstar’s balance sheet is self- (2) Liquidity ratio funding given it is eligible collateral for FHLB advances Cash & investment securities FHLB borrowing capacity (which provides significant liquidity capacity) 32% 30% ■ HFI loan-to-deposit ratio(1) 12% 15% declined 4 percentage points to 72 percent ■ Liquidity ratio(2) increased 2 18% 17% percentage points to 32 percent 9/30/2018 12/31/2018 1) HFI loan-to-deposit ratio is total loans HFI (excluding warehouse loans) expressed as a percentage of total deposits (excluding custodial deposits). 2) Cash, investment securities and FHLB borrowing capacity expressed as a percentage of total assets. 41

CAPITAL AND LIQUIDITY Low interest rate risk 4th Quarter 2018 ● Bank’s NIM is asset sensitive under parallel rate shock; liability sensitive under bear flattener ● Rate sensitivity of mortgage business largely offsets rate sensitivity of banking business Net interest margin – 12 month horizon instantaneous shocks ($mm) up 100 bps Bear Flattener 12/31/2018 500bps 450bps 400bps 350bps 300bps 250bps 200bps 150bps 100bps 50bps 0bps 1 3 6 1 2 3 5 7 10 20 30 month months months year years years years years years years years 42

NON-GAAP RECONCILIATION

4th Quarter 2018

Non-GAAP reconciliation

$mm

Adjusted Net Interest Income, Net Interest Margin, Total Revenues, Compensation and Benefits, Other Noninterest Expense, Noninterest Expense, Income before Income Taxes, Provision for Income Taxes, Net Income, and Diluted EPS

	3 months ended December 31, 2018	3 months ended September 30, 2018	3 months ended December 31, 2017	Year ended December 31, 2018	Year ended December 31, 2017
Net Interest Income	$ 152	$ 124			
Adjustment to remove hedging gains	29	-			
Adjusted Net Interest Income	$ 123	$ 124			
Net Interest Margin	3.70%	2.93%			
Adjustment to remove hedging gains	0.71%	0.00%			
Adjusted Net Interest Margin	2.99%	2.93%			
Total Revenues	$ 250	$ 231			
Adjustment to remove hedging gains	29	-			
Adjusted Total Revenues	$ 221	$ 231			
Compensation and Benefits	$ 82	$ 76			
Adjustment to remove Wells Fargo acquisition costs	3	-			
Adjusted Compensation and Benefits	$ 79	$ 76			
Other Noninterest Expense	$ 75	$ 62			
Adjustment to remove Wells Fargo acquisition costs	11	1			
Adjusted Other Noninterest Expense	$ 64	$ 61			
Noninterest Expense	$ 189	$ 173			
Adjustment to remove Wells Fargo acquisition costs	14	1			
Adjusted Noninterest Expense	$ 175	$ 172			
Income before Income Taxes	$ 66	$ 60			
Adjustment to remove hedging gains	(29)	-			
Adjustment to remove Wells Fargo acquisition costs	14	1			
Adjusted Income before Income Taxes	$ 51	$ 61			
Provision for Income Taxes	$ 12	$ 12			
Tax impact on adjustment for hedging gains	(5)	-			
Tax impact on adjustment for Wells Fargo acquisition costs	2	-			
Adjusted Provision for Income Taxes	$ 9	$ 12			
Net Income	$ 54	$ 48	$ (45)	$ 187	$ 63
Adjustment to remove Wells Fargo acquisition costs (net of tax)	12	1	-	13	-
Adjustment to remove hedging gains (net of tax)	(24)	-	-	(24)	-
Adjustment to remove tax reform impact	-	-	80	-	80
Adjusted Net Income	$ 42	$ 49	$ 35	$ 176	$ 143
Diluted Earnings per Share	$ 0.93	$ 0.83	$ (0.79)	$ 3.21	$ 1.09
Adjustment to remove Wells Fargo acquisition costs (net of tax)	0.21	0.02	-	0.23	-
Adjustment to remove hedging gains (net of tax)	(0.41)	-	-	(0.42)	-
Adjustment to remove tax reform impact	-	-	1.39	-	1.38
Adjusted Diluted Earnings per Share	$ 0.72	$ 0.85	$ 0.60	$ 3.02	$ 2.47

43

Flagstar Bancorp

NON-GAAP RECONCILIATION
4th Quarter 2018

Non-GAAP reconciliation (continued)

$mm

Adjusted ROA, ROE, and Efficiency Ratio

	3 months ended December 31, 2018	3 months ended September 30, 2018	3 months ended December 31, 2017	Year ended December 31, 2018	Year ended December 31, 2017
Return on Average Assets	1.2%	1.0%	-1.1%	1.0%	0.4%
Adjustment to remove Wells Fargo acquisition costs (net of tax)	0.2%	0.1%	0.0%	0.1%	0.0%
Adjustment to remove hedging gains (net of tax)	-0.5%	0.0%	0.0%	-0.1%	0.0%
Adjustment to remove tax reform impact	0.0%	0.0%	1.9%	0.0%	0.5%
Adjusted Return on Average Assets	0.9%	1.1%	0.8%	1.0%	0.9%
Return on Average Equity	14.0%	12.8%	-12.1%	12.6%	4.4%
Adjustment to remove Wells Fargo acquisition costs (net of tax)	3.0%	0.2%	0.0%	0.8%	0.0%
Adjustment to remove hedging gains (net of tax)	-6.2%	0.0%	0.0%	-1.6%	0.0%
Adjustment to remove tax reform impact	0.0%	0.0%	21.4%	0.0%	5.6%
Adjusted Return on Average Equity	10.8%	13.0%	9.3%	11.8%	10.0%
Efficiency Ratio	76%	75%			
Adjustment to remove Wells Fargo acquisition costs (net of tax)	-6%	-1%			
Adjustment to remove hedging gains (net of tax)	9%	0%			
Adjusted Efficiency Ratio	79%	74%			

Tangible Book Value per Share and Tangible Common Equity to Assets Ratio

	As of December 31, 2018		As of September 30, 2018	
Total stockholders' equity	$	1,570	$	1,518
Goodwill and intangible assets		190		70
Tangible book value	$	1,380	$	1,448
Number of common shares outstanding		57,749,464		57,625,439
Tangible book value per share	$	23.90	$	25.13
Total Assets	$	18,531	$	18,697
Tangible common equity to assets ratio		7.45%		7.74%

Regulatory Capital under Capital Simplification

	As of December 31, 2018			
	Total Risk-Based Capital Ratio		Tier 1 Leverage Ratio	
Regulatory capital - Basel III to capital simplification				
Basel III	$	1,637	$	1,505
Net change in deductions to DTAs, MSRs and other capital components		121		122
Basel III with capital simplification	$	1,758	$	1,627
Risk-weighted assets – Basel III to capital simplification				
Basel III assets	$	12,006	$	18,158
Net change in assets		630		121
Basel III with capital simplification	$	12,636	$	18,279
Capital ratios				
Basel III		13.6%		8.3%
Basel III with capital simplification		13.9%		8.9%

44

Flagstar Bancorp